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                                                                   EXHIBIT 10.19

                           AMERAC ENERGY CORPORATION
                           1201 Louisiana, Suite 3350
                              Houston, Texas 77002



                               November 21, 1997



Southern Mineral Corporation
500 Dallas Street, Suite 2800
Houston, Texas 77002

     Re: Richland Minerals, Inc.

Gentlemen:

     Reference is made to the Agreement and Plan of Merger by and among Southern Mineral Corporation ("Southern"), AEC Acquisition Corp. and Amerac Energy Corporation ("Amerac") dated November 17, 1997 (the "Merger Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     As you are aware, Amerac has offered to acquire certain leasehold and other interests from Richland Minerals, Inc. pursuant to the letters attached hereto as Exhibits "A" and "B" (each, an "Offer Letter" and together, the "Offer Letters"). Amerac has orally agreed to increase the $460,000 gross purchase price reflected in the November 19 Offer Letter to $480,000 (the "Purchase Price"). In connection therewith, Amerac proposes to borrow $400,000 today (the "Borrowing") under its credit agreement with Bank One, Texas, National Association (the "Credit Agreement"). This letter will evidence (i) your consent, as required by the Merger Agreement, to (x) the transactions described in the Offer Letters as modified orally as described above (the "Transactions") and (y) the Borrowing and (ii) your agreement with respect to funding 50% of the Purchase Price required to be paid by Amerac in connection with the Transactions.

     1. Consent. Southern hereby consents to (i) Amerac's entering into and consummating the Transactions and (ii) the Borrowing, and agrees that such actions do not and will not constitute a breach of any provision of the Merger Agreement.

     2. Funding Agreement. Southern hereby agrees to reimburse Amerac for 50% of the Purchase Price (i.e., $240,000) promptly upon receipt of an invoice therefor from Amerac. Upon receipt from Southern of such $240,000, in full satisfaction of its obligations to you with respect to such reimbursement, Amerac will assign to Southern, warranting title against claims made by, through or under Amerac, but not otherwise, an undivided 50% of the interests Amerac proposes to acquire pursuant to the Transactions. Thereupon, Southern agrees to negotiate in good faith
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November 21, 1997
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with Amerac the terms of a mutually acceptable joint operating agreement covering such interests and the interests of Amerac and its "Eastern Shelf Group" joint venturers in the properties affected thereby.

     If the foregoing accurately sets forth our agreement with respect to the matters addressed herein, please so indicate by executing each copy of this letter in the space provided below and returning one fully executed copy to Amerac.

                                             Very truly yours,

                                             AMERAC ENERGY CORPORATION


                                             By:    /s/ JEFFREY B. ROBINSON
                                                -------------------------------
                                                    Jeffrey B. Robinson
                                                    President and CEO

Agreed to and Accepted this
21st day of November 1997

SOUTHERN MINERAL CORPORATION


By:  /s/ JAMES H. PRICE
   --------------------------
     James H. Price
     Vice President - Finance